NUVEEN CLOSED-END FUNDS

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENTS

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Nuveen Asset Management, LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into Sub-Advisory Agreements (the “Agreements”), pursuant to which the Sub-Adviser furnishes investment advisory services to the funds listed on Schedule A (the “Funds”); and

WHEREAS, pursuant to the terms of the Agreements, the Agreements shall continue in force from year to year, provided that such continuance is specifically approved for each Fund (as defined in each Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Directors/Trustees of each Fund, including the independent Directors/Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Fund until August 1, 2018, in the manner required by the Investment Company Act of 1940.

Dated as of July 24, 2017

NUVEEN FUND ADVISORS, LLC

	By:	/s/ Gifford R. Zimmerman
	Its:	Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

	By:	/s/ Kevin J. McCarthy
	Its:	Senior Managing Director

ATTEST:

/s/ Virginia O’Neal

Schedule A

Fund/ticker	Date of Contract	Date of Renewal
Diversified Real Asset Income Fund (DRA)	10-1-14	8-1-17
Nuveen AMT-Free Municipal Credit Income Fund (NVG)	4-11-16	8-1-17
Nuveen AMT-Free Quality Municipal Income Fund (NEA)	10-1-14	8-1-17
Nuveen AMT-Free Municipal Value Fund (NUW)	10-1-14	8-1-17
Nuveen Arizona Quality Municipal Income Fund (NAZ)	10-1-14	8-1-17
Nuveen Build America Bond Fund (NBB)	10-1-14	8-1-17
Nuveen Build America Bond Opportunity Fund (NBD)	10-1-14	8-1-17
Nuveen California AMT-Free Quality Municipal Income Fund (NKX)	10-1-14	8-1-17
Nuveen California Quality Municipal Income Fund (NAC)	10-1-14	8-1-17
Nuveen California Municipal Value Fund 2 (NCB)	10-1-14	8-1-17
Nuveen California Municipal Value Fund, Inc. (NCA)	10-1-14	8-1-17
Nuveen California Select Tax-Free Income Portfolio (NXC)	10-1-14	8-1-17
Nuveen Connecticut Quality Municipal Income Fund (NTC)	10-1-14	8-1-17
Nuveen Core Equity Alpha Fund (JCE)	10-1-14	8-1-17
Nuveen Dividend Advantage Municipal Fund (NAD)	10-1-14	8-1-17
Nuveen Dow 30SM Dynamic Overwrite Fund (DIAX)	12-5-14	8-1-17
Nuveen Enhanced Municipal Value Fund (NEV)	10-1-14	8-1-17
Nuveen Georgia Quality Municipal Income Fund (NKG)	10-1-14	8-1-17
Nuveen Global High Income Fund (JGH)	11-7-14	8-1-17
Nuveen High Income 2020 Target Term Fund (JHY)	6-10-15	8-1-17
Nuveen High Income December 2018 Target Term Fund (JHA)	10-23-15	8-1-17
Nuveen High Income December 2019 Target Term Fund (JHD)	4-18-16	8-1-17
Nuveen High Income November 2021 Target Term Fund (JHB)	2-11-16	8-1-17
Nuveen Intermediate Duration Municipal Term Fund (NID)	10-1-14	8-1-17
Nuveen Intermediate Duration Quality Municipal Term Fund (NIQ)	10-1-14	8-1-17
Nuveen Maryland Quality Municipal Income Fund (NMY)	10-1-14	8-1-17
Nuveen Massachusetts Quality Municipal Income Fund (NMT)	10-1-14	8-1-17
Nuveen Michigan Quality Municipal Income Fund (NUM)	10-1-14	8-1-17
Nuveen Missouri Quality Municipal Income Fund (NOM)	10-1-14	8-1-17
Nuveen Minnesota Quality Municipal Income Fund (NMS)	10-6-14	8-1-17
Nuveen Mortgage Opportunity Term Fund (JLS)	10-1-14	8-1-17
Nuveen Mortgage Opportunity Term Fund 2 (JMT)	10-1-14	8-1-17
Nuveen Multi-Market Income Fund (JMM)	11-19-14	8-1-17
Nuveen Municipal 2021 Target Term Fund (NHA)	1-9-16	8-1-17
Nuveen Municipal Credit Income Fund (NZF)	4-11-16	8-1-17
Nuveen Municipal High Income Opportunity Fund (NMZ)	10-1-14	8-1-17
Nuveen Municipal Income Fund, Inc. (NMI)	10-1-14	8-1-17
Nuveen Municipal Market Opportunity Fund, Inc. (NMO)	10-1-14	8-1-17
Nuveen Municipal Value Fund, Inc. (NUV)	10-1-14	8-1-17
Nuveen NASDAQ 100 Dynamic Overwrite Fund (QQQX)	12-5-14	8-1-17
Nuveen New Jersey Quality Municipal Income Fund (NXJ)	10-1-14	8-1-17
Nuveen New Jersey Municipal Value Fund (NJV)	10-1-14	8-1-17
Nuveen New York AMT-Free Quality Municipal Income Fund (NRK)	10-1-14	8-1-17
Nuveen New York Quality Municipal Income Fund (NAN)	10-1-14	8-1-17
Nuveen New York Municipal Value Fund 2 (NYV)	10-1-14	8-1-17
Nuveen New York Municipal Value Fund, Inc. (NNY)	10-1-14	8-1-17
Nuveen New York Select Tax-Free Income Portfolio (NXN)	10-1-14	8-1-17
Nuveen North Carolina Quality Municipal Income Fund (NNC)	10-1-14	8-1-17

Fund/ticker	Date of Contract	Date of Renewal
Nuveen Ohio Quality Municipal Income Fund (NUO)	10-1-14	8-1-17
Nuveen Pennsylvania Quality Municipal Income Fund (NQP)	10-1-14	8-1-17
Nuveen Pennsylvania Municipal Value Fund (NPN)	10-1-14	8-1-17
Nuveen Preferred and Income Term Fund (JPI)	10-1-14	8-1-17
Nuveen Preferred Income Opportunities Fund (JPC)	10-1-14	8-1-17
Nuveen Real Asset Income and Growth Fund (JRI)	10-1-14	8-1-17
Nuveen S&P 500 Dynamic Overwrite Fund (SPXX)	12-1-14	8-1-17
Nuveen Select Maturities Municipal Fund (NIM)	10-1-14	8-1-17
Nuveen Select Tax-Free Income Portfolio 2 (NXQ)	10-1-14	8-1-17
Nuveen Select Tax-Free Income Portfolio 3 (NXR)	10-1-14	8-1-17
Nuveen Select Tax-Free Income Portfolio (NXP)	10-1-14	8-1-17
Nuveen Tax-Advantaged Dividend Growth Fund (JTD)	10-1-14	8-1-17
Nuveen Texas Quality Municipal Income Fund (NTX)	10-1-14	8-1-17
Nuveen Virginia Quality Municipal Income Fund (NPV)	10-1-14	8-1-17